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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Biomatrix, Inc. on Form S-3 of our report dated February 17, 1999, on our audits of the consolidated financial statements of Biomatrix, Inc. as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998 which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."

                                       /s/ PricewaterhouseCoopers LLP
                                       ------------------------------
                                       PRICEWATERHOUSECOOPERS LLP

New York, NY
June 9, 1999